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                                                                    EXHIBIT 23.2



                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors and Shareholders


Port St. Lucie National Bank Holding Corp.:



     We consent to the use of our report incorporated herein (the Form S-4 Registration Statement of Seacoast Banking Corporation of Florida) by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to a change in the accounting for mortgage servicing rights to conform with Statement of Financial Accounting Standards No. 122.



                                          /s/ KPMG Peat Marwick LLP



West Palm Beach, Florida


April 14, 1997